As filed with the Securities and Exchange Commission on December 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dada Nexus Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

22/F, Oriental Fisherman’s Wharf

No. 1088 Yangshupu Road

Yangpu District, Shanghai 200082

People’s Republic of China

+86 21 3165-7167

(Address of Principal Executive Offices and Zip Code)

Second Amended and Restated 2020 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Henry Jun Mao Chief Financial Officer, Dada Nexus Limited 22/F, Oriental Fisherman’s Wharf No. 1088 Yangshupu Road Yangpu District, Shanghai 200082 People’s Republic of China +86 21 3165-7167	Yuting Wu, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 46/F, Tower II, Jing An Kerry Centre 1539 Nanjing West Road Shanghai 200040, China +86 (21) 6193-8200

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) on Form S-8 is being filed by Dada Nexus Limited (the “Registrant”) for the purpose of registering 72,776,208 additional shares of its ordinary shares, par value US$0.0001 per share, issuable under the Second Amended and Restated 2020 Share Incentive Plan (the “Plan”), previously known as the 2020 Share Incentive Plan. The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-249512) with respect to the Plan (the “Prior Registration Statement”). The 72,776,208 additional shares consist of (i) 51,983,006 shares resulting from an increase in the initial pool size of the Plan and (ii) 20,793,202 shares pursuant to the evergreen provision of the Plan. The Registration Statement relates to the securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, except as otherwise set forth below, the contents of the Prior Registration Statements relating to the Plan are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

a)	The Registrant’s registration statement on Form S-8 (File No. 333-249512), filed with the Commission on October 16, 2020;

b)	The Registrant’s annual report on Form 20-F (File No. 001-39305) for the year ended December 31, 2023, filed with the Commission on April 22, 2024;

c)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2023; and

d)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-39305) filed with the Commission on June 1, 2020, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Eighth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-238193), as amended, initially filed on May 12, 2020)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-238193), as amended, initially filed on May 12, 2020)

4.3	Deposit Agreement, dated June 5, 2020, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-249512) filed with the Securities and Exchange Commission on October 16, 2020)

4.4	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Ordinary Shares being registered

10.1*	Second Amended and Restated 2020 Share Incentive Plan

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 6, 2024.

Dada Nexus Limited

By:	/s/ Henry Jun Mao
	Name:	Henry Jun Mao
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Jun Mao with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on December 6, 2024.

Signature	Title

/s/ Kevin Qing Guo	Chairman of the Board of Directors
Kevin Qing Guo

/s/ Ian Su Shan	Director
Ian Su Shan

/s/ Baohong Sun	Independent Director
Baohong Sun

/s/ Laura Marie Butler	Independent Director
Laura Marie Butler

/s/ Jian Han	Independent Director
Jian Han

/s/ Henry Jun Mao	Chief Financial Officer
Henry Jun Mao	(Principal Financial and Accounting Officer and Acting Principal Executive Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Dada Nexus Limited has signed this registration statement or amendment thereto in New York, New York on December 6, 2024.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President